UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 18, 2008
Date of Report (Date of Earliest Event Reported)

AUTOLIV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices, including zip code)

+46 8 587 20 600
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2008, Autoliv, Inc. (the “Company”) issued a press release announcing the appointment of a new President Autoliv Europe.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(c)	On July 18, 2008 the Company announced the appointment of Mr. Günther Brenner a President Autoliv Europe and Executive Vice President.

Mr. Brenner will assume his new position with the Company on January 1, 2009. He is currently Vice President and General Manager Global Occupant Safety Systems with TRW Automotive Holdings Corp. (NYSE: TRW).  He will receive a base salary of Euro 410 000 and will be eligible for an annual bonus ranging from 0% to 70% of the base salary. Mr. Brenner will participate in Autoliv, Inc.'s 1997 Stock Incentive Plan and is entitled to 16,000 stock options and 5,333 RSUs for 2009 of which 6,000 stock options and 2,000 RSUs form part of his annual compensation package.

Mr. Benoit Marsaud, the current President Autoliv Europe and the Company’s Chief Operating Officer, will leave his positions in Autoliv, effective July 31, 2008, but will continue to manage select projects reporting to the Company’s CEO.

The Company’s President and CEO, Mr. Jan Carlson will be acting President Autoliv Europe from August 1, 2008, until 1 January 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date July 18, 2008	Autoliv, Inc. (Registrant)

/s/ Lars A. Sjöbring
Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary